HEALTHY ANIMALS. HEALTHY FOOD. HEALTHY WORLD.® Glenpointe Centre East, 3rd Floor / 300 Frank W. Burr Blvd., Ste. 21 / Teaneck, NJ 07666-6712 Direct: 201-329-7300 / Fax: 201-329-7399 October 26, 2022 Judith Weinstein 345 East 81st Street Apt. 12J New York, NY 10028 Dear Judy: In recognition of your significant contributions for more than 14 years to Phibro Animal Health Corporation, a Delaware corporation (the “Company”), the Company wishes to provide you with severance protections in the event you experience a Qualifying Termination (as defined below), subject to the terms set forth in this letter agreement (this “Agreement”). Reference is made to that certain Offer Letter, dated as of March 3, 2008, by and between you and the Company (the “Offer Letter”). Severance If your employment by the Company (or its successor(s)) is involuntarily terminated without “Cause” or you resign for “Good Reason” (each, a “Qualifying Termination”), then, in addition to any Accrued Amounts, the Company shall pay to you a lump-sum cash payment equal to the sum of (a) nine (9) months of your base salary in effect immediately prior to the date of your termination, plus (b) payment of your earned and yet unpaid bonus for any previously completed fiscal year, and a pro rata portion of your annual bonus under the Company’s Management Incentive Plan for the year in which your termination occurs (pro-rated based on the number of days you are employed by the Company during the fiscal year in which such Qualifying Termination occurs and based on year-to-date results through the most recently completed calendar month, as determined by the board of directors (the “Board”) of the Company in its sole discretion), plus (c) payment equal to nine (9) months’ car allowance, less applicable taxes and withholding, payable within 60 days following such Qualifying Termination (the “Severance Amount”). Payment of the Severance Amount is subject to your (i) execution and non-revocation of a general release of claims in the form attached hereto as Exhibit A (the “Release”), and the Release becoming effective and irrevocable within 60 days following such termination, and (ii) continued compliance with any non-competition, non-solicitation, and other restrictive covenant obligations in favor of the Company and its affiliates to which you are subject. Any Accrued Amounts will be paid to you within 30 days following your termination of employment, or such earlier time as required by applicable law. In addition, (x) you will be allowed to retain your laptop computer and cell phone contingent upon the Company’s inspection of the devices and its removal of any Company intellectual property or proprietary information, and (y) contingent upon your eligibility, timely election of COBRA coverage and completion of the necessary paperwork, the Company will pay for the premium for the COBRA coverage elected for you and your eligible dependents for nine (9) months; thereafter you will be responsible for payment of your COBRA premiums, should you elect to continue coverage. Exhibit 10.20

Judith Weinstein Page 2 2 Definitions For purposes of this Agreement: (a) “Accrued Amounts” means any (i) accrued but unpaid base salary through the date of your Qualifying Termination; (ii) unpaid or unreimbursed business expenses incurred in accordance with the Company’s applicable policies then in effect (subject to substantiation and submission thereof); and (iii) accrued and vested benefits under the employee benefit plans of the Company, in accordance with the terms thereof. (b) “Cause” means any of your (i) willful or repeated failure to substantially perform your duties to the Company and its affiliates, other than a failure resulting from your complete or partial incapacity due to physical or mental illness or impairment (as determined by the Board in good faith); (ii) material and willful violation of a federal or state law or regulation applicable to the business of the Company or that adversely affects the image of the Company; (iii) commission of a willful act that constitutes gross misconduct and is injurious to the Company; or (iv) a willful breach of a material provision of this Agreement or the Offer Letter. (c) “Good Reason” means any of the following without your written consent (i) failure to appoint you to the position of Senior Vice President, General Counsel and Corporate Secretary of the Company, with commensurate compensation and benefits, no later than thirty (30) days after Thomas G. Dagger ceases to hold that position; (ii) a material reduction in your compensation or other benefits; (iii) a material adverse change in your duties, responsibilities or authority (including status, office, title, reporting relationships or working conditions) from those in effect on the date of this Agreement or subsequent to you becoming Senior Vice President, General Counsel and Corporate Secretary; or (iv) a relocation of your principal place of employment to a location more than 50 miles from Teaneck, New Jersey. The acquisition of the assets or capital stock of the Company by another company, entity or person, or any other change in control, shall not, by itself, constitute “Good Reason” for purposes of this Agreement. To invoke a termination for Good Reason, you must provide written notice to the Company of the existence of one or more of the conditions described above within 30 days following the initial existence of such condition or conditions, specifying in reasonable detail the condition or conditions constituting Good Reason, and the Company shall have 30 days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition(s). If the Company fails to remedy the condition(s) constituting Good Reason during the Cure Period, your “separation from service” (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)) must occur, if at all, within 30 days following such Cure Period for such termination as a result of such condition to constitute a termination for Good Reason.

Judith Weinstein Page 3 3 Section 409A The intent of the parties is that payments and benefits under this Agreement comply with Section 409A of the Code (“Section 409A”), or an exemption therefrom, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith or exemption therefrom. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on you by Section 409A or damages for failing to comply with Section 409A. A termination of employment shall not be deemed to have occurred for purposes of any provision of this letter agreement providing for the payment of any amounts or benefits that constitute nonqualified deferred compensation upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment,” or like terms shall mean “separation from service.” Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company. Notwithstanding anything to the contrary in this Agreement, if you are deemed on the date of termination to be a “specified employee” within the meaning under Section 409A(a)(2)(B) of the Code, then with regard to any payment or the provision of any benefit that is considered deferred compensation under Section 409A payable on account of a “separation from service,” such payment or benefit will not be made or provided until the date that is the earlier of (a) the expiration of the six-month period measured from the date of such “separation from service” of the Executive, and (b) the date of the Executive’s death, to the extent required under Section 409A. Upon the expiration of the foregoing delay period, all payments and benefits delayed pursuant to this paragraph will be paid or reimbursed to you in a lump sum. Governing Law; Counterparts This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to principles of conflicts of law. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will be considered one and the same agreement. [Signature Page Follows]

[Signature Page to Severance Protection Letter] We appreciate your contributions and look forward to continuing to work together. Very truly yours, PHIBRO ANIMAL HEALTH CORPORATION By: ________________________________ Name: Jack C. Bendheim Title: Chairman, CEO & President Acknowledged and Agreed: ________________________________ Judith Weinstein

Exhibit A A-1 General Release of Claims I, Judith Weinstein, in consideration of and subject to the performance by Phibro Animal Health Corporation (as such company’s name may change from time to time and including such company’s successors and assigns, the “Company”), of its obligations under that certain Severance Protection Letter Agreement, dated as of October 26, 2022 (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company and its respective affiliates and all present, former and future managers, directors, officers, employees, successors and assigns of the Company and its affiliates and direct or indirect owners (collectively, the “Released Parties”) to the extent provided below (this “General Release”). The Released Parties are intended to be third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. Terms used herein but not otherwise defined shall have the meanings given to them in the Agreement. 1. I understand that the Severance Amount granted to me under the Agreement (as defined therein), represents, in part, consideration for signing this General Release and is not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive payment of the Severance Amount specified in the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter. Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy, or arrangement maintained or hereafter established by the Company or its affiliates. 2. Except as provided in paragraphs 4 and 5 below and except for the provisions of the Agreement that expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators, and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date that this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties that I, my spouse, or any of my heirs, executors, administrators, or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under the Agreement; or for compensation or equity or equity-based compensation; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs,

Judith Weinstein Page 2 A-2 fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”). 3. I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above. 4. I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 that arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967). 5. I agree that I hereby waive all rights to sue or obtain equitable, remedial, or punitive relief from any or all Released Parties of any kind whatsoever in respect of any Claim, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief. Notwithstanding the above, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding, excepting only any monetary award to which I may become entitled pursuant to Section 922 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Additionally, I am not waiving (a) any right to any accrued base salary earned by me prior to my termination of employment or any severance benefits to which I am entitled under the Agreement, or (b) any claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification under the Company’s organizational documents or otherwise, or (c) my rights as an equity or security holder in the Company or its affiliates. 6. In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected, and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law. I further agree that I am not aware of any pending claim of the type described in paragraph 2 above as of the execution of this General Release. 7. I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

Judith Weinstein Page 3 A-3 8. I agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees. 9. I agree that this General Release and the Agreement are confidential and agree not to disclose any information regarding the terms of this General Release or the Agreement, except to my immediate family and any tax, legal, or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone. 10. Any nondisclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission, the Financial Industry Regulatory Authority, any other self-regulatory organization, or any governmental entity. 11. I represent that, as of the effective date of this General Release, I am not aware of any Claim by me other than the Claims that are released by this General Release. I acknowledge that I may hereafter discover Claims or facts in addition to or different than those that I now know or believe to exist with respect to the subject matter of the release set forth in paragraph 2 above and that, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it. 12. Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein. By signing this General Release, I represent and agree that: 1. I have read this General Release carefully[, including the attached Annex I];1 2. I understand all of its terms and know that I am giving up important rights, including, but not limited to, rights under the Age Discrimination in Employment Act of 1967, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Equal Pay Act of 1963; the Americans with Disabilities Act of 1990; and the Employee Retirement Income Security Act of 1974, as amended; 3. I voluntarily consent to everything in it; 1 Note to Draft: To include if applicable.

Judith Weinstein Page 4 A-4 4. I have been advised to consult with an attorney before executing it and I have done so or, after careful reading and consideration, I have chosen not to do so of my own volition; 5. I have had at least [21][45] days from the date of my receipt of this General Release to consider it, and the changes made since my receipt of this General Release are not material or were made at my request and will not restart the required [21][45]-day period; 6. I understand that I have seven days after the execution of this General Release to revoke it and that this General Release shall not become effective or enforceable until the revocation period has expired; 7. I have signed this General Release knowingly and voluntarily and with the advice of any counsel retained to advise me with respect to it; and 8. I agree that the provisions of this General Release may not be amended, waived, changed, or modified except by an instrument in writing signed by an authorized representative of the Company and by me. Signed: __________________________________ Dated: ________________________

A-5 Annex I2 Older Workers Benefit Protection Act of 1990 Disclosure Requirements for Group Termination or Severance Programs The following information is provided in accordance with the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), because the severance payments offered to you have been established in connection with an exit incentive program or other employment termination program offered to a group or class of employees of the Company. The class, unit, or group of individuals covered by the program includes all employees of the Company located in [Facility] (the “Impacted Facility”). All such employees were selected for the program due to [insert selection criteria]. All employees terminated as part this program are being offered consideration under a release agreement and asked to waive claims under ADEA. To receive this consideration, employees must sign the release and return it to the Company within 45 days after receiving the release agreement. Once the signed release is returned to the Company, the employee has seven days to revoke the release. The following is a listing of the ages and job titles of employees eligible or selected for the program: Age Job Title [No employee of the Impacted Facility was not selected for the program.] 2 Note to Draft: To include if applicable.

DocuSign

## Certificate Of Completion

Envelope Id: 49369109C7DF4A398B34B4CF621A477E

Subject: Complete with DocuSign: PAHC - Letter re Severance (Weinstein) (Execution 10-26-22).pdf

Source Envelope:

Document Pages: 9

Certificate Pages: 5

AutoNav: Enabled

EnvelopeId Stamping: Enabled

Time Zone: (UTC-08:00) Pacific Time (US & Canada)

Signatures: 2

Initials: 0

Status: Completed

Envelope Originator:
Thomas Dagger
300 Frank W. Burr Blvd.
3rd Fl., Ste 21
Teaneck, NJ 07666
thomas.dagger@pahc.com
IP Address: 136.226.81.23

## Record Tracking

| | | |
|---|---|---|
| Status: Original<br>10/26/2022 12:53:53 PM | Holder: Thomas Dagger<br>thomas.dagger@pahc.com | Location: DocuSign |

| Signer Events | Signature | Timestamp |
|---|---|---|
| Jack C. Bendheim<br>Jack.Bendheim@pahc.com<br>President<br>Security Level: Email, Account Authentication (None) | DocuSigned by:<br>B2885FA08ECA467...<br><br>Signature Adoption: Drawn on Device<br>Using IP Address: 108.179.18.26<br>Signed using mobile | Sent: 10/26/2022 12:56:23 PM<br>Viewed: 10/27/2022 9:00:11 AM<br>Signed: 10/27/2022 9:00:25 AM |

**Electronic Record and Signature Disclosure:**
Accepted: 4/11/2021 10:00:19 AM
ID: ec7562c4-5429-4805-8b5a-00f7db28fb16

| Signer Events | Signature | Timestamp |
|---|---|---|
| Judith Weinstein<br>Judith.Weinstein@pahc.com<br>VP and Associate General Counsel<br>Phibro Animal Health Corporation<br>Security Level: Email, Account Authentication (None) | DocuSigned by:<br>Judith Weinstein<br>E78757E1792C4B7...<br><br>Signature Adoption: Pre-selected Style<br>Using IP Address: 165.225.39.90 | Sent: 10/26/2022 12:56:23 PM<br>Viewed: 10/26/2022 12:57:00 PM<br>Signed: 10/26/2022 12:57:45 PM |

**Electronic Record and Signature Disclosure:**
Not Offered via DocuSign

| In Person Signer Events | Signature | Timestamp |
|---|---|---|

| Editor Delivery Events | Status | Timestamp |
|---|---|---|

| Agent Delivery Events | Status | Timestamp |
|---|---|---|

| Intermediary Delivery Events | Status | Timestamp |
|---|---|---|

| Certified Delivery Events | Status | Timestamp |
|---|---|---|

| Carbon Copy Events | Status | Timestamp |
|---|---|---|
| Thomas Dagger<br>thomas.dagger@pahc.com<br>SVP General Counsel and Corporate Secretariy<br>Phibro Animal Health Corporation<br>Security Level: Email, Account Authentication (None) | COPIED | Sent: 10/26/2022 12:56:23 PM<br>Resent: 10/27/2022 9:00:28 AM |

**Electronic Record and Signature Disclosure:**
Not Offered via DocuSign

| Witness Events | Signature | Timestamp |
|---|---|---|

| Notary Events | Signature | Timestamp |
|---|---|---|

| Envelope Summary Events | Status | Timestamps |
|---|---|---|
| Envelope Sent | Hashed/Encrypted | 10/26/2022 12:56:23 PM |
| Certified Delivered | Security Checked | 10/26/2022 12:57:00 PM |
| Signing Complete | Security Checked | 10/26/2022 12:57:45 PM |
| Completed | Security Checked | 10/27/2022 9:00:25 AM |

| Payment Events | Status | Timestamps |
|---|---|---|

**Electronic Record and Signature Disclosure**

Electronic Record and Signature Disclosure created on: 5/18/2020 3:12:19 PM
Parties agreed to: Jack C. Bendheim

## ELECTRONIC RECORD AND SIGNATURE DISCLOSURE

From time to time, Phibro Animal Health Corporation (we, us or Company) may be required by law to provide to you certain written notices or disclosures. Described below are the terms and conditions for providing to you such notices and disclosures electronically through the DocuSign system. Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to this Electronic Record and Signature Disclosure (ERSD), please confirm your agreement by selecting the check-box next to 'I agree to use electronic records and signatures' before clicking 'CONTINUE' within the DocuSign system.

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